UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]	Definitive Information Statement

THE 4 LESS GROUP INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):    Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

	(1)	Amount Previously Paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
	(3)	Filing Party: Not Applicable
	(4)	Date Filed: Not Applicable

THE 4 LESS GROUP INC.

106 W. Mayflower

Las Vegas, Nevada 89030

January 6, 2022

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $0.000001 per share (the "Common Stock"), of The 4 Less Group, Inc. (the "Company"). On December 15, 2021, Board of Directors (the “Board”) approved and recommended the approval by our stockholders by majority consent vote, of the following corporate actions (“Corporate Actions”):

1.

To approve a reverse stock split of our issued and outstanding shares of Common Stock at a ratio within the range of 1.5:1 through 10:1, inclusive, with such ratio to be determined within such stated range at the sole discretion of the Board within 12 months from the date of the Board Resolution (the “Reverse Stock Split Option”); and

2.	To approve the increase in authorized share capital of common stock of the Company from 15,000,000 to 75,000,000 shares of common stock (“Common Stock”) (the “Common Stock Authorized Share Increase”)

Certain of our stockholders, holding a majority of our voting power on December 15, 2021 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a special meeting of stockholders.

As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Actions.

For the Board of Directors of

THE 4 LESS GROUP INC.

By:  /s/ Timothy Armes

Timothy Armes

CEO and Director

THE 4 LESS GROUP INC.

106 W. Mayflower

Las Vegas, Nevada 89030

January 6, 2022

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the December 15, 2021 consent, by a vote of stockholders holding a majority of the Company’s voting power in approval of the adoption of the Corporate Actions described below and the amendment to the Company's Articles of Incorporation (the "Amendment"). The purpose of this Information Statement is to provide notice that the Company’s majority stockholders, representing 62.0% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate actions (the “Corporate Actions”):

1.

To approve a reverse stock split of our issued and outstanding shares of Common Stock at a ratio within the range of 1.5:1 through 10:1, inclusive, with such ratio to be determined within such stated range at the sole discretion of the Board within 12 months from the date of the Resolution (the “Reverse Stock Split Option”); and

2.	To approve the increase in authorized share capital of common stock of the Company from 15,000,000 to 75,000,000 shares of common stock (“Common Stock”) (the “Common Stock Authorized Share Increase”)

The Certificate of Amendment to the Company’s Articles of Incorporation for the Common Stock Authorized Share Increase is attached hereto, in similar form and substance, as Exhibit A.

The foregoing Corporate Actions will be taken no sooner than 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these Corporate Actions and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of this Corporate Actions.

Expenses in connection with the distribution of this Information Statement, will be paid by the Company.

This Information Statement is being mailed on or about January 6, 2022, to all Stockholders of record as of the Record Date.

VOTE REQUIRED, MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Actions of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Actions cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about January 6, 2022.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date, there were 3,441,485 shares of our Common Stock issued and outstanding, 0 shares of Series A Preferred Stock issued and outstanding, 20,000 shares of the Series B Preferred Stock issued and outstanding, which in the aggregate have voting rights equal to 66.7% of all voting rights available at the time of a shareholder vote, 7,250 shares of the Series C Preferred Stock issued and outstanding, which hold no voting rights, and 870 shares of the Series D Preferred Shares issued and outstanding, which hold no voting rights. For the approval of the Corporate Actions, the Company received written consents from 2 stockholders of the Company together holding 62.0% of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the Record Date.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name	Shares of Stock Beneficially Owned	Percent of Class	Voting Rights	Total Voting %
Common Stock
Christopher Davenport (1)	0	—	—	—
Timothy Armes (2)	45,002	1.7%	1.7%	1.7%

All beneficial owners as a group (2 persons)	45,002	—	—	—

Series B Preferred Stock (3)
Christopher Davenport (1)	17,100	85.5%	57.0%	57.0%
Timothy Armes (2)	1,000	5.0%	3.3%	3.3%

All beneficial owners as a group (2 persons)	18,100	90.0%	60.3%	60.3%
Total Voting Rights of Beneficial Owners				62.0%

Notes

(1)	Christopher Davenport is the President of Auto Parts 4Less, Inc., a wholly-owned subsidiary of the Company.

(2)	Timothy Armes is the CEO and sole Director of the Company.

(3)

Holders of the Series B Preferred Stock are entitled to vote on all shareholder matters and all of the issued shares of the Series B Preferred Stock in their entirety shall have voting rights equal to 66.7% of the total voting rights available at the time of any shareholder vote.

PROPOSAL NUMBER ONE

APPROVAL OF THE REVERSE STOCK SPLIT OPTION

The Board of Directors approved a resolution to effectuate a reverse stock split of the Common Stock at a ratio within the range of 1.5:1 through 10:1, inclusive, with such ratio to be determined within such stated range at the sole discretion of the Board within 12 months from the date of the Resolution. Our stock price has made it difficult to attract new investors and potential business candidates. The Board believes that a reverse stock split will help prepare the Company to meet the listing requirements of NASDAQ.

We believe that a listing on NASDAQ can help provide benefit to our stockholders by improving liquidity and increasing the appeal of our stock to institutional investors.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT OPTION WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTEREST IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. Under this reverse stock split each 1.5-10 shares of our Common Stock will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.

However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders of Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 3,441,485 shares of Common Stock as of the Record Date to approximately 2,294,324-344,149 shares (depending on the number of fractional shares that are issued or cancelled and depending on the final ratio within the specified range). The Reverse Stock Split will not affect the shares of any of the Series of Preferred Stock, of which 0 shares of Series A Preferred Stock are issued and outstanding, 20,000 shares of the Series B Preferred Stock are issued and outstanding, 7,250 shares of the Series C Preferred Stock are issued and outstanding, and 870 shares of the Series D Preferred Stock are issued and outstanding.

FRACTIONAL SHARES

We will not issue fractional certificates for post- Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre- Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT BEING ASKED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. This discussion is based on laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of their particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation).  In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

The exchange of pre-split shares for post-split shares should not result in recognition of

●	gain or loss for federal income tax purposes.

●	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.

●	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.

●	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

We believe that the Company should not recognize gain or loss as a result of the Reverse Stock Split.  Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Stockholders of record of the Common Stock as of the Record Date shall have their total shares reduced on the basis of one post-split share of Common Stock for every 1.5-10 pre-split shares outstanding.

This action has been approved by the Board and the written consents of the holders of the majority

PROPOSAL NUMBER TWO

APPROVAL OF COMMON STOCK AUTHORIZED SHARE CAPITAL INCREASE

The Board of Directors believes that the Common Stock Authorized Share Capital Increase would give it flexibility, without further stockholder action, to issue shares of common stock for purposes including equity financings, as well as share issuances upon the exercise of existing convertible securities in light of the current market price and trading activity of the common shares of the Company and the rights of certain holders of convertible securities to convert at a price contingent upon market price. An increase in authorized common shares from 15,000,000 to 75,000,000 common shares will provide the Company with the ability to more efficiently and effectively raise capital and make relevant acquisitions in the best interest of the Company. The Board of Directors has determined that it is therefore in the best interest of the Company to increase the authorized number of common shares in order to meet the obligations of the Company to 75,000,000 shares of Common Stock.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

Other than as stated in the above, at the present time, the Board has not made any specific plan with respect to the shares of Common Stock that will be available for issuance after the Common Stock Authorized Share Capital Increase.

AMENDED ARTICLES OF INCORPORATION

Upon the effectiveness of this Information Statement and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Articles of Incorporation filed with the State of Nevada in order to effectuate the Common Stock Authorized Share Increase. At such time, the Company shall also process the Reverse Stock Split Option via FINRA, and upon approval from FINRA shall file with the State of Nevada a Certificate of Change Pursuant to NRS 78.209 as required by the State.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATION ACTIONS AND EFFECTIVE TIME

The Corporate Action to increase the authorized Common Stock of the Company will become effective on the date that we file the Certificate of Amendment with the Secretary of State of the State of Nevada. We intend to file the Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders. We intend to file the Certificate of Change Pursuant to NRS 78.209 upon approval from FINRA.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 106 W. Mayflower, Las Vegas, Nevada 89030, or by calling (702) 267-6100. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended October 31, 2021

2.	Quarterly Report on Form 10-Q for the quarter ended July 31, 2021

3.	Quarterly Report on Form 10-Q for the quarter ended April 30, 2021

4.	Annual Report on Form 10-K for the year ended January 31, 2021

SPACE LEFT INTENTIONALLY BLANK. SIGNATURES TO FOLLOW.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

THE 4 LESS GROUP INC.

By: /s/ Timothy Armes
Timothy Armes CEO and Director

EXHIBIT A

Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of Corporation: The 4 Less Group, Inc.

2.	The Articles have been amended as follows:

a.	The Articles of Incorporation of The 4 Less Group, Inc., are amended as follows:

ARTICLE IV: The number of shares of Common Stock authorized by the Corporation shall be 75,000,000 common shares, par value $0.000001 per share.